Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:



Evergreen Short-Intermediate Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,577,176	0.36		4,670,271	9.81
Class B	   163,030	0.28		   465,051	9.81
Class C	   223,802	0.28		   798,291	9.81
Class I  8,289,614	0.38	        19,039,478	9.81


Evergreen Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	34,495,849	0.30		133,136,996	7.29
Class B	1,130,485	0.25		9,660,553	7.29
Class C	1,786,640	0.25		10,595,452	7.29
Class I	19,282,614	0.32		122,878,977	7.29


Evergreen Strategic Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,806,163	0.33		33,037,976	8.70
Class B	1,967,511	0.26		5,859,938	8.68
Class C	 2,651,059 	0.27		10,152,133	8.73
Class I	1,794,485	0.35		8,288,542	8.70

Evergreen High Income Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	7,044,910	0.37		17,711,854	8.99
Class B	1,252,196	0.32	   	3,421,281	8.99
Class C	943,438	0.32	   	2,672,992	8.99
Class I	2,857,339	0.39        	4,437,726 	8.99